SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [ ]
Filed by a party other than the registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement     [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X] Soliciting Material pursuant to Rule 14a-12

                              Cohoes Bancorp, Inc.
                         ------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Ambanc Holding Co., Inc.
                         ------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (4) Date Filed:



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For Immediate Release

                     Ambanc Submits Board Nominees to Cohoes

AMSTERDAM, N.Y.--(BUSINESS WIRE)-August 3, 2000--Ambanc Holding Company, Inc. (NASDAQ: AHCI) ("Ambanc") announced today that it has submitted the nominations of two people for election to the Board of Directors of Cohoes Bancorp, Inc. ("Cohoes") at the 2000 annual meeting of Cohoes shareholders. Each of the two nominees resides within the Cohoes local market area and is well qualified to serve as a director of Cohoes. Information regarding the Ambanc nominees is attached. Further, Ambanc may nominate two additional nominees at a later date as there would be a total of four board seats up for election at the next Cohoes annual meeting.

On July 27, 2000, Ambanc announced its intention to solicit proxies against the proposed sale of Cohoes to Hudson River Bancorp, Inc. ("Hudson River"). Ambanc intends to mail its proxy materials as soon as possible following completion of SEC review of the materials. Cohoes has scheduled a special meeting of its shareholders to vote on the proposed sale to Hudson River for August 17, 2000. Ambanc expects that Cohoes shareholders will reject the proposed sale to Hudson River, thereby requiring Cohoes to have an annual meeting of shareholders in late 2000, at which directors of Cohoes will be elected. Ambanc has today submitted two nominees for election as directors at the Cohoes 2000 annual meeting, if held, in accordance with the advance notice procedures set forth in the Cohoes bylaws.

John Lisicki, Ambanc's President and CEO stated: "We fully expect that the proposed sale of Cohoes to Hudson River will be defeated by the shareholders of Cohoes at the August 17th special meeting because it is such a bad deal for the shareholders. It is clear to us, in light of how the sale of Cohoes to Hudson is structured and priced, that the shareholders of Cohoes are not fairly represented on the Cohoes board. Therefore, it is our intention to effect a change in the composition of the Board by electing directors that understand that the interest of the shareholders - the true owners of the company - must be the primary consideration in the operation of a publicly owned company. Because we believe the Cohoes shareholders will reject the current proposed sale to Hudson River, we anticipate that our nominees will be successfully added to the Cohoes Board."

The Board of Directors of Ambanc once again urges the Cohoes Board to examine its fiduciary responsibilities to their shareholders and immediately terminate the proposed sale to Hudson River. Otherwise, Cohoes should allow its shareholders to decide which of the competing proposals that have been made for the sale of Cohoes is in their best interests. Ambanc also urges each Cohoes shareholder to examine who benefits from the proposed Hudson River sale and vote AGAINST the proposed Hudson River transaction.

Ambanc  Holding Co.,  Inc. is a unitary  savings and loan holding  company.  The
Company's primary subsidiary, Mohawk Community Bank, serves customers in seventeen upstate New York offices, located in Montgomery, Fulton, Schenectady, Saratoga, Albany, Otsego, Chenango and Schoharie counties. The Bank's deposits are insured up to the maximum legal amount by the FDIC.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of risks and uncertainties and actual results could differ materially and,

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



therefore, readers should not place undue reliance on any forward-looking statements. Ambanc does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

As previously announced, Ambanc intends to commence a tender offer for all of the outstanding shares of Cohoes and will file tender offer materials with the SEC which will set forth the complete details of Ambanc's tender offer. On July 31, 2000, Ambanc filed preliminary proxy materials with the SEC with respect to Ambanc's solicitation against the proposed Hudson River sale. WE URGE INVESTORS TO CAREFULLY READ THE PROXY MATERIALS, AS WELL AS THE TENDER OFFER MATERIALS AT THE TIME THEY ARE FILED, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the preliminary proxy materials, and the tender offer materials when they become available, at the SEC's web site at www.sec.gov. These documents may also be obtained for free from Ambanc by directing a written request to Ambanc Holding Co., Inc., 11 Division Street, Amsterdam, New York 12010, Attention: Secretary.

Ambanc and its directors and executive officers may be deemed to be "participants" in Ambanc's solicitation of proxies from Cohoes shareholders to be voted against the proposed sale to Hudson River. INFORMATION ABOUT THE PARTICIPANTS, INCLUDING THEIR HOLDINGS OF COHOES STOCK, MAY BE OBTAINED THROUGH THE SEC'S WEBSITE IN AMBANC'S PRELIMINARY PROXY MATERIALS FILED WITH THE SEC ON JULY 31, 2000.


                      INFORMATION REGARDING AMBANC NOMINEES
                    FOR ELECTION TO COHOES BOARD OF DIRECTORS

     Leslie M. Apple,  Esq.  Mr.  Apple has been a partner of the firm  Whiteman
     ---------------------
Osterman & Hanna in Albany, New York since joining such firm in 1995. He is currently the chair of the firm's Corporate and Business Practice Group. Prior to joining the firm, Mr. Apple was the President and Chief Executive Officer of Apple, Honen, Sims & Wood, P.C., a law firm he founded in 1985. Mr. Apple's practice concentrates on business and finance matters, including structuring and negotiating equity and debt financings, real estate financings, mergers and acquisitions and management strategy. He regularly engages as lender's counsel to financial institutions and as lead counsel on project financings. Mr. Apple has also performed bond counsel work and acted as borrower's counsel on several IDA-financed projects.

     Henry J. MacDonald Mr. MacDonald  retired from the General Electric Company
     ------------------
in June, 1998. During his 35 years employment tenure with GE, Mr. MacDonald occupied various positions in that company's financial and accounting departments, including government accounting, financial operations and tax compliance. Since his retirement, Mr. MacDonald has been a private investor active in investing in shares of Capital Region community banks.



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


CONTACT: Ambanc Holding Co., Inc.
John M. Lisicki, President & CEO
(518) 842-7200
jlisicki@mohawkcommunitybank.com






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